Exhibit 23.3

VIA SEDAR / EDGAR Ontario Securities Commission, as Principal Regulator British Columbia Securities Commission Alberta Securities Commission Autorité des marchés financiers United States Securities and Exchange Commission Dear Sirs/Mesdames: Re:Sierra Metals Inc. (the “Company”) Annual Information Form for the Company’s fiscal year ended December 31, 2021 (the “AIF”), Annual Report on Form 40-F for the Company’s fiscal year ended December 31, 2021 (File no. 1-38141) (the “Form 40-F”) Consent of Qualified Person Reference is made to the AIF and to the Form 40-F. I hereby consent to the: (i) inclusion of the summary section of the report entitled “NI 43-101 Technical Report on the Preliminary Economic Assessment, Yauricocha Mine, Yauyos province, Peru” dated effective March 31, 2021 (the “Yauricocha PEA Technical Report”), the summary section of the report entitled “NI 43-101 Technical Report on the Preliminary Economic Assessment, Bolivar Mine, Mexico” dated effective December 31, 2019 (the “Bolivar PEA Technical Report”), and the summary section of the report entitled “NI 43-101 Technical Report on the Preliminary Economic Assessment, Cusi Mine, Chihuahua State, Mexico” dated effective August 31, 2020 (the “Cusi PEA Technical Report”) in the AIF and any amendments thereto, and the incorporation of this report in the AIF, (ii) incorporation of the AIF in the Form 40-F and any amendments thereto and (iii) being named in, and the use of the Yauricocha PEA Technical Report, the Bolivar PEA Technical Report and the Cusi PEA Technical Report, or portions thereof prepared, reviewed and/or approved by me, in the AIF and Form 40-F. I also hereby confirm that I have read the AIF and have no reason to believe that there are any misrepresentations in the information contained therein derived from the Yauricocha PEA Technical Report, the Bolivar PEA Technical Report, or the Cusi PEA Technical Report or within my knowledge as a result of the services I performed in connection with the Yauricocha PEA Technical Report, the Bolivar PEA Technical Report or the Cusi PEA Technical Report. Dated: March 16, 2022 “original signed” Daniel H. Sepulveda, BSc